[Portions herein identified by [* * *] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 24b-2 of the Exchange Act of 1934]

EXHIBIT 10.8

Iron Ore Contract Amendment

Dated March 14, 2008, by and between Wits Basin Precious Minerals Incorporated and its wholly owned subsidiary, China Global Mining Resources Limited ("Purchaser"),
AND
Mr.Lu Ben-Zhao, ("Seller and Guarantor"), Nanjing Sudan Mining Company (processing plant), Xiaonanshan Mining Company (mine), and Matang Zhaoyuan Mining Company
(mine).

This amendment herein is made in affirmation of and furtherance to (1) Contract number 260018_6 dated May 4, 2007; (2) Amendment from October 2007 whereby said contract was assigned to Wits Basin at its sole and absolute option; and (3) Amendment updating payment schedule as signed in January, 2008, in Zurich, Switzerland.

The closing date for the purchase of the first phase (per above (3) amendment) of the contract and amendments is set to be on or about April 20, 2008. The payment of RMB$155,000,000 is due in cash and will be paid at sale. The purchase shall include Nanjing Sudan Mining Company (processing plant) and Xiaonanshan Mining Company (mine) with paid permits of more than 3.1 million tons of ore and shall be assigned to the purchaser.

There will be an employment contract to hire Mr. Lu Ben-Zhao, who agrees to operate and guarantee the output from operations. His guarantee is to provide [* * *] metric tonnes of iron ore concentrate within the first 30 months from the date of completion of purchase. In compensation for the fulfillment of this guarantee, Wits Basin shall grant Mr. Lu for his services [* * *] shares of Wits Basin stock.

Wits Basin Precious Minerals Incorporated

/s/ Stephen D. King
Stephen D. King, CEO (signature subject to Board of Directors ratification)

China Global Mining Resources Limited

/s/ William B. Green
William B. Green, President

Nanjing Sudan Mining Co., Matang Zhaoyuan Mining Co., Xiannanshan Mining Co.

/s/ Lu Ben-Zhao
Lu Ben –Zhao, owner